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EXHIBIT 11
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE


Historical per share information is not considered relevant as it would differ materially from pro forma per share data, given the contemplated acquisition of Fremont Golf Center, 90% of the limited partnership interests in Illinois Center Golf Partner, L.P. and Goose Creek Golf Partners Limited Partnership, the sale of 1,200,000 shares of common stock in an Initial Public Offering and the convertible subordinated notes not being considered a common stock equivalent in computing primary earnings per share. Convertible subordinates notes are not considered common stock equivalents in the computation of primary and fully diluted loss per share since their inconclusion would be anti-dilutive.

                                                                THREE MONTHS
                                                                    ENDED
PRIMARY EARNINGS PER SHARE                                     MARCH 31, 1996
- --------------------------                                     --------------
Pro forma net loss                                              $ (776,441)
                                                                ----------
                                                                ----------
Shares:
     Historical shares outstanding                               1,045,000
     Shares to be issued in IPO                                  1,200,000
                                                                ----------
Pro forma weighted average number of
   shares outstanding                                            2,245,000
                                                                ----------
                                                                ----------
Primary net loss per share                                     $     (.35)
                                                                ----------
                                                                ----------

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                                                                THREE MONTHS
                                                                    ENDED
FULLY DILUTED EARNINGS PER SHARE                               MARCH 31, 1996
- --------------------------------                               --------------
Pro forma net loss                                              $ (776,441)
                                                                ----------
                                                                ----------
Shares:
     Historical shares outstanding                               1,045,000
     Shares to be issued in IPO                                  1,200,000
                                                                ----------
Pro forma weighted average number of
   shares outstanding                                            2,245,000
                                                                ----------
                                                                ----------
Primary net loss per share                                      $     (.35)
                                                                ----------
                                                                ----------

ADDITIONAL FULLY DILUTED COMPUTATION
- ------------------------------------

This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

Pro forma net loss                                              $ (776,441)
Add:  interest on 12% convertible subordinated notes               101,779
Add:  interest on 6% convertible notes                              36,934
                                                                ----------
Net loss, as adjusted                                           $ (637,728)
                                                                ----------
                                                                ----------

Additional adjustment to weighted average number of
  shares outstanding:
   Pro forma weighted average number of shares
     outstanding                                                 2,245,000
   12% convertible subordinated notes                              553,571
   6% convertible notes                                            351,750
   Outstanding warrants                                            624,826
                                                                ----------
                                                                ----------
 Weighted average number of shares outstanding, as adjusted      3,775,147
                                                                ----------
 Fully diluted net loss per share                               $     (.17)
                                                                ----------
                                                                ----------